Exhibit 10.3

“INFORMATION IN THIS EXHIBIT IDENTIFIED BY THE MARK “[INTENTIONALLY OMITTED]” IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED”

LOAN AND SECURITY AGREEMENT

Dated as of January 26, 2022

among

Aytu BioPharma, Inc.,

a Delaware corporation,

“Parent”

and, together with each other party executing a signature page here to as such,

individually and collectively, jointly and severally,

“Borrower”,

and

AVENUE CAPITAL MANAGEMENT II, L.P.,

a Delaware limited partnership

(as administrative agent and collateral agent (in such capacity “Agent”)

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership (“Avenue 2“),

as a lender

and

AVENUE VENTURE OPPORTUNITIES FUND, L.P.,

a Delaware limited partnership (“Avenue“)

as a lender (in such capacity, together with Avenue 2, each a “Lender” and collectively, the “Lenders”)

LOAN AND SECURITY AGREEMENT

Borrower, Lenders and Agent have entered or anticipate entering into one or more transactions pursuant to which each Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower, Lenders and Agent which incorporate this document by reference.  Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1Definitions.  The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2Inconsistency.  In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1The Commitment.  Subject to the terms and conditions of this Agreement, each Lender agrees to make term loans to Parent from time to time on the Closing Date in an aggregate principal amount not exceeding the Commitment.  The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder.  Each Loan requested by Parent to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2Notes Evidencing Loans; Repayment.  Each Loan shall be evidenced by a separate Note payable to the order of each Lender, in the total principal amount of the Loan.  Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Parent’s or any Borrower’s Primary Operating Account as specified in the Supplement hereto.  Repayment of the Loans and payment of all other amounts owed to each Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).

2.3Procedures for Borrowing.

(a)Except with respect to the Loan made on the Closing Date, at least one Business Days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by each Lender in its sole discretion), Lender shall have received from Parent a written request for a borrowing hereunder (a “Borrowing Request”).  Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Parent, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b)No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Standard Time on such Borrowing Date, each Lender shall make the Loan available to Parent in immediately available funds.

2.4Interest.  Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date.  If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5Intentionally Omitted.

2.6Interest Rate Calculation.  Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used.  In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7Default Interest.  Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly.  Borrower shall pay such interest on demand.

2.8Late Charges. If Borrower is late in making any scheduled payment in respect of the Obligations by more than five (5) days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts.  Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments.  Borrower further agrees that proof of actual damages would be costly and inconvenient.  Such late charge shall be paid without prejudice to the right of Lender and Agent to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Agent Lender.

2.9Lender’s Records.  Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by each Lender for such purpose.  Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records.  Absent manifest error, Lender’s records shall be conclusive evidence thereof.

2.10Grant of Security Interests; Filing of Financing Statements.

(a)To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Agent, for the ratable benefit of the Lenders, continuing security interests in all of the Collateral.  In connection with the foregoing, Borrower authorizes Agent to prepare and file any financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.

(b)In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  On the Closing Date or at any time thereafter following Agent’s request, the certificate or certificates for the Shares will be delivered to the Agent, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated.  To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, Agent may, upon notice to Borrower, effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee(s).  Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares.  Except as provided in the following sentence, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would constitute a violation of any of the terms of this Agreement.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default and Agent’s written notice to Borrower of Agent’s intent to exercise its rights and remedies under this Agreement, including this Section 2.10(b).

(c)Borrower is and shall remain absolutely and unconditionally liable for the performance of its Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due to each Lender under any of the Loan Documents.

(d)All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations.  Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any

Supplement shall be released until such time as all Obligations have been satisfied and paid in full (other than inchoate indemnity obligations).

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1Due Organization.  Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2Authorization, Validity and Enforceability.  The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3Compliance with Applicable Laws.  Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4No Conflict.  The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected.  Without limiting the generality of the foregoing, the issuance of the Warrant and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

3.5No Litigation, Claims or Proceedings.  There is no litigation, tax claim, proceeding or written dispute pending, or, to the knowledge of Borrower, threatened in writing against or affecting Borrower, its property or the conduct of its business which if adversely determined could reasonably be expected to result in liability or damages in excess of the Threshold Amount.

3.6Correctness of Financial Statements.  Borrower’s financial statements which have been delivered to Lender fairly and accurately, in all material respects, reflect Borrower’s financial condition in accordance with GAAP as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.

3.7No Subsidiaries.  As of the Closing Date, Borrower is not a majority owner of or in a control relationship with any other business entity, except as set forth in the Schedule hereto.

3.8Environmental Matters.  To its knowledge after reasonable inquiry, Borrower has concluded that Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9No Event of Default.  No Default or Event of Default has occurred and is continuing.

3.10Full Disclosure.  None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.11Specific Representations Regarding Collateral.

(a)Title.  Except for the security interests created by this Agreement and Permitted Liens, (i)

Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens.  There exist no prior assignments or encumbrances of record that remain currently in effect and with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.

(b)Rights to Payment.  The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment.  Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c)Location of Collateral.  As of the Closing Date, Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.

(d)Business Names.  Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.12Copyrights, Patents, Trademarks and Licenses.

(a)Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without known conflict with the rights of any other Person.

(b)To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

(c)No claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened, and, to Borrower’s knowledge, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

3.13Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect.  Borrower is not required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.

3.14Shares.  Borrower has full power and authority to create a first priority Lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement.  To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable.  To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

3.15Compliance with Anti-Corruption Laws.  Borrower has not taken any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.  Borrower, its employees, agents and representatives have not, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office.  None of Borrower’s principals or staff are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.

3.16Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1Conditions to First Loan.  The obligation of each Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance satisfactory to each Lender and its counsel:

(a)Resolutions.  A certified copy of the resolutions of the Board of Directors (or applicable governing body) of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

(b)Incumbency and Signatures.  A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c)Legal Opinion.  The opinion of legal counsel for Borrower as to such matters as Agent may reasonably request, in form and substance satisfactory to Agent.

(d)Charter Documents.  Copies of the organizational and charter documents of Borrower (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the Closing Date, certified by an officer of Borrower as being true, correct and complete.

(e)This Agreement.  Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

(f)Financing Statements.  Filing copies (or other evidence of filing satisfactory to Agent and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Agent shall request.

(g)Intellectual Property Security Agreement.  An Intellectual Property Security Agreement executed by Borrower in form and substance satisfactory to Agent.

(h)Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Agent and its counsel.

(i)Good Standing Certificate.  A certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization and any foreign jurisdictions where Borrower is qualified to do business.

(j)Warrant.  The Warrant issued by Parent to each Lender exercisable for such number, type and class of shares of Parent’s capital stock, and for an initial exercise price as is specified therein.

(k)Insurance Certificates. Insurance certificates showing Agent as loss payee or additional insured.

(l)Other Documents. Such other documents and instruments as Agent or Lenders may reasonably request to effectuate the intents and purposes of this Agreement.

4.2Conditions to All Loans.  The obligation of each Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a)No Default.  No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan.

(b)No Material Adverse Change.  No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

(c)Borrowing Request.  Borrower shall have delivered to each Lender a Borrowing Request for such Loan.

(d)Note.  Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e)Supplemental Lien Filings.  Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents,  financing statements and third party waivers as Agent may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Agent’s Liens on the Collateral.

(f)VCOC Limitation.  Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as:  (i) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (ii) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (iii) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.

(g)Financial Projections.  Borrower shall have delivered to Lender Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors (or applicable governing body).

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations (other than inchoate indemnity obligations), Parent will:

5.1Notice to Lenders.  Promptly give written notice to Lenders of:

(a)Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim with an expected recovery value of over Fifty Thousand Dollars ($50,000.00), including brief details of such claim and such other information as Agent may reasonably request to enable Agent to better perfect its Lien in such commercial tort claim as Collateral.

(b)Any dispute which may exist between Borrower and any governmental or regulatory authority which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

(c)The occurrence of any Default or any Event of Default.

(d)Any change in the location of any of Borrower’s places of business or where Collateral in the aggregate amount of One Hundred Thousand Dollars ($100,000.00) for each such location is located  (and Five Hundred Thousand Dollars ($500,000.00) for all such locations) at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

(e)Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

(f)Any other matter which has resulted or might reasonably result in a Material Adverse Change.

(g)Any Subsidiary Borrower intends to acquire or create.

5.2Financial Statements.  Deliver to Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:

(a)Monthly Financial Statements.  As soon as available but no later than thirty (30) days after the end of each month, Borrower’s unaudited balance sheet as of the end of such period, and Borrower’s unaudited income statement and cash flow statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared on a consolidated basis in accordance with GAAP (subject to normal year-end adjustments) and attested by a responsible financial officer of Borrower as being complete and correct in all material respects and fairly presenting Borrower’s financial condition and the results of Borrower’s operations as of the date(s) and for the period(s) covered thereby.  Documents required to be delivered pursuant to this Section may be delivered electronically and if so delivered shall be deemed to have been delivered to the Lender on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

(b)Year-End Financial Statements. As soon as available but no later than one hundred eighty (180) days after the end of each financial reporting year, a complete copy of Borrower’s audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Parent and satisfactory to Lender (the “Accountant”), it is hereby agreed that Plante & Moran, PLLC is satisfactory to Lender.  The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records.  Notwithstanding the foregoing, if Borrower’s Board of Directors does not require Borrower’s financial statements to be audited for a particular reporting year, then Borrower shall deliver to Lender unaudited financial statements for such year, including the items described in, and in the timeframe specified in, this Section 5.2(b) (other than the Accountant’s certification).  Documents required to be delivered pursuant to this Section may be delivered electronically and if so delivered shall be deemed to have been delivered to the Lender on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

(c)Compliance Certificates.  Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer or chief executive officer of Parent (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, to their knowledge whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.  If requested by Lender, a Compliance Certificate also shall be delivered to Lender on the Closing Date.

(d)Government Required Reports.  Promptly after sending, issuing, making available, or filing, copies of all reports, proxy statements, and financial statements that Borrower sends or makes available generally to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority having similar authority. Documents required to be delivered pursuant to this Section may be delivered electronically and if so delivered shall be deemed to have been delivered to the Lender on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

(e)Other Information.  Such other statements, lists of property and accounts, budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, capitalization tables (as updated) and information relating to equity and debt financings consummated after the Closing Date (including post-closing capitalization table(s)), or other information as Lender may from time to time reasonably request.

(f)Board Packages.  In addition to the information described in Section 5.2(e), Parent will promptly provide Lender (or Lender’s or Agent’s counsel) with copies of all notices, minutes, consents and other materials, financial or otherwise, which Parent provides to its Board of Directors (collectively, “Board Packages”); provided, however, that Parent need not provide Lender with copies of routine Board actions, such as option and stock grants under Parent’s equity incentive plan in the normal course of business; and provided, further, however, that such Board Packages may be redacted to the extent that (i) based on the advice of counsel, Parent’s Board of Directors determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons or (ii) such redacted material relates to Lender (or Parent’s strategy regarding the Loans or Lender).

5.3Managerial Assistance from Lenders.  Permit Lenders to substantially participate in, and substantially influence the conduct of management of Parent through the exercise of “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:

(a)Parent agrees that (i) it will make its officers, directors, employees and affiliates available at such times as Lenders may reasonably request for Lenders to consult with and advise as to the conduct of Parent’s business, its equipment and financing plans, and its financial condition and prospects, (ii) Lenders shall have the right to inspect Borrower’s books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice, and (iii) Lenders shall be entitled to recommend prospective candidates for election or nomination for election to Parent’s Board of Directors and Parent shall give due consideration to (but shall not be bound by) such recommendations, it being the intention of the parties that Lenders shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.

(b)Without limiting the generality of (a) above, if any Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower’s ability to perform its obligations under this Agreement, permit Lenders reasonable access to Borrower’s management and/or Board of Directors and opportunity to present Lenders’ views with respect to such developments.

Lenders shall cooperate with Parent to ensure that the exercise of Lender’s rights shall not disrupt the business of Parent.  The rights enumerated above shall not be construed as giving any Lender or Agent control over Borrower’s management or policies.

The rights granted in this Section 5.3 are inapplicable or otherwise shall terminate in the event that or upon the earliest to occur of (a) Parent becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, (b) consummation of a sale of Parent’s securities pursuant to a registration statement filed by Borrower under the Securities Act of 1933, as amended, in connection with a firm commitment underwritten public offering of Parent’s securities, or a SPAC Transaction, (c) the repayment in full of all of the Obligations and the termination of the Loan Documents or (d) such time as Lender and its affiliates do not own any of the following that were issued by Parent pursuant to this Agreement:  (i) the Notes; (ii) the Warrants; and (iii) the shares acquired pursuant to such Warrant, and (d) the consummation of a merger or consolidation of Parent that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of Parent in a different state or (B) the formation of a holding company that will be owned exclusively by Parent’s stockholders and will hold all of the outstanding shares of capital stock of Parent’s successor.

5.4Existence.  Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear excepted except as otherwise permitted under this Agreement.

5.5Insurance.  Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender.  Such insurance policies must be in form and substance reasonably satisfactory to Lender, and shall list Agent as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Agent (subject to Section 6.17 hereof).  Borrower shall furnish to Agent such endorsements, and upon Agent’s or any Lender’s request, copies of any or all such policies.

5.6Accounting Records.  Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business; and permit employees or agents of Agent at such reasonable times as Agent may request, at Borrower’s expense (not to exceed $2,500.00 in any 12-month period unless an Event of Default has occurred and is continuing), to inspect Borrower’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s books, accounts and records.

5.7Compliance with Laws.  Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

5.8Taxes and Other Liabilities.  Pay all Borrower’s Indebtedness when due unless otherwise subject to a good faith dispute and for which adequate reserves are maintained; pay all income taxes and other material governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns (subject to any applicable extensions).

5.9Special Collateral Covenants.

(a)Maintenance of Collateral; Inspection.  Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all commercially reasonable ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies.  Maintain, or cause to be maintained, complete and accurate Records, in all material respects, relating to the Collateral.  Upon reasonable prior notice at reasonable times during normal business hours, Borrower hereby authorizes Agent’s and each Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment, after consultation with Borrower, with any Person which is or may be obligated thereon.

(b)Documents of Title.  Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Agent, or those naming Agent as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c)Change in Location or Name.  Without at least 30 days’ prior written notice to Agent and Lenders:  (a) not relocate any Collateral, the value of which exceeds One Hundred Thousand Dollars ($100,000.00) in the aggregate for each such location (and Five Hundred Thousand Dollars ($500,000.00) for all such locations), or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, the value of which exceeds One Hundred Thousand Dollars ($100,000.00) in the aggregate for each such location (and Five Hundred Thousand Dollars ($500,000.00) for all such locations), jurisdiction of incorporation or its legal structure.

(d)Reserved.

(e)Agreement with Persons in Possession of Collateral.  Subject to Section 6.17 hereof, use its commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, landlord or any Person in possession of tangible Collateral in excess of Fifty Thousand Dollars ($50,000.00) per location as Agent may require, all in form and substance reasonably satisfactory to Agent.  In addition, and subject to Section 6.17 hereof, Agent shall have the right to require Borrower to use its commercially reasonable efforts to provide Agent with a Waiver for any Collateral that is located in a jurisdiction that provides for statutory landlord’s Liens and for any location at which the Person in possession of such Collateral has a Lien thereon.  Notwithstanding anything to the contrary in this Section 5.9(e), Borrower, Agent and Lenders acknowledge and agree that all material Intellectual Property and Records that are maintained on items of Collateral for which Borrower is unable to provide a Waiver also shall be maintained or backed up in a manner sufficient that Agent shall be able to have access to such Intellectual Property and Records in accordance with the exercise of Agent’s rights hereunder.

(f)Certain Agreements on Rights to Payment.  Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

5.10Authorization for Automated Clearinghouse Funds Transfer.  (i) Authorize each Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest; (ii) provide each Lender at least thirty (30) days’ notice of any change in Borrower’s Primary Operating Account; and (iii) grant each Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.11Anti-Corruption Laws.  Provide true, accurate and complete information, in all material respects, in all product orders, reimbursement requests and other communications relating to Borrower and its products.

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than inchoate indemnity obligations), Borrower will not:

6.1Indebtedness.  Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except for Permitted Indebtedness.

6.2Liens.  Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except Permitted Liens and any negative pledge in respect of any asset subject to a Lien permitted by clause (c) of the definition of Permitted Liens. Borrower, Agent and each Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable.  Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3Dividends.  Pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except Permitted Distributions.

6.4Fundamental Changes.  (a) Liquidate or dissolve; (b) enter into, or permit any of Borrower’s Subsidiaries to enter into, any Change of Control; or (c) acquire, or permit any of Borrower’s Subsidiaries to acquire, all or substantially all of the capital stock or all or substantially all of the property of another Person.  Notwithstanding anything to the contrary in this Section 6.4, Borrower may enter into a transaction that will constitute a Change of Control so long as:  (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Agent and Lenders an agreement in form and substance reasonably satisfactory to Agent and Lenders, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lenders shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lenders, in each Lender’s sole discretion, with respect to the Obligations and the Collateral shall not be increased.  In determining whether the proposed Change of Control would result in an increased credit risk, Lenders may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control.  In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary, (ii) Borrower may consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person and (iii) Borrower may perform Permitted Acquisitions.

6.5Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets except (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by Borrower in its reasonable judgment); (iii) Transfers of Inventory in the ordinary course of business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.3, 6.4, 6.6 or 6.7 hereunder; (vi) Transfers of assets (other than Intellectual Property) for fair consideration and in the ordinary course of its business; (vii) expiration, forfeiture, invalidation, cancellation, abandonment or lapse (including, without limitation, the narrowing of claims) of Intellectual Property  that is, in the reasonable good faith judgment of Borrower, no longer useful in the conduct of the business of Borrower or any of their Subsidiaries; (viii) Permitted Licenses; (ix) Transfers by any Borrower to another Borrower, and transfers by any Subsidiary of a Borrower to a Borrower; (x) sales, forgiveness or discounting, on a non-recourse basis and in the ordinary course of business, of past due Accounts in connection with the settlement of delinquent Accounts or in connection with the bankruptcy or reorganization of suppliers or customers in accordance with the applicable terms of this Agreement; (xi)to the extent constituting a Transfer, the disposition of cash and cash equivalents to make Permitted Investments; (xii) dispositions consisting of the use or payment of cash or cash equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (xiii) involuntary dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of (i) a Borrower or any Subsidiary of a Borrower or (ii) a customer or other Person being held by a Borrower or any Subsidiary of a Borrower; (xix) [reserved]; (xx) the Tussionex Disposition; (xxi) the Grand Prairie Facility Closure; (xxii) transfer of MiOXSYS Analyzer, MiOXSYS Sensors as well as all Intellectual Property related thereto, know-how, copyrights, technical information and similar rights pertaining to MiOXSYS Analyzer and or MiOXSYS Sensors, in each case, pursuant to the terms of that certain Asset Purchase Agreement between Aytu BioPharma, Inc. and UAB Caerus Biotechnologies dated July 2, 2021; (xxiii) leases or subleases of real property or equipment in the ordinary course of business and in accordance with the terms and conditions of this Agreement; (xxiv) other dispositions approved by Agent in writing from time to time in its sole discretion; and (xxv) Transfers of inventory or products required in connection with the manufacturing of such inventory or products or the performance of clinical studies in respect thereof, in each case, in the ordinary course of Borrower’s business in accordance with past practices.

6.6Loans/Investments.  Make or suffer to exist any loans, guaranties, advances, or investments (“Investments”), except for Permitted Investments.

6.7Transactions with Related Persons.  Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, except (a) sales of equity securities by Borrower and incurrence of Subordinated Debt for capital raising purposes, and (b) Investments permitted under clauses (d), (f), (i) or (m) of Section 6.6.

6.8Other Business.  Engage in any material line of business other than the business Borrower conducts as of the Closing Date and any business substantially similar or related or incidental thereto.

6.9Financing Statements and Other Actions.  Fail to execute and deliver to Agent all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Agent to maintain a perfected first priority security interest in the Collateral (subject to the Intercreditor Agreement) in favor of Agent, subject to Permitted Liens and excluding Excluded Perfection Assets; perform such other acts, and execute and deliver to Agent such additional conveyances, assignments, agreements and instruments, as Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or Agent’s rights, powers and remedies hereunder.

6.10Compliance.  Become required to be registered as an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Agent’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

6.11Other Deposit and Securities Accounts.  Maintain any Deposit Accounts or accounts holding securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case and subject to Section 6.17, with respect to which Borrower and Agent shall have taken such action as Agent reasonably deems necessary to obtain a perfected first priority (subject to the Intercreditor Agreement)  security  interest therein, subject to Permitted Liens and excluding Excluded Perfection Assets.  The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent as such.

6.12Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans and Indebtedness permitted by Section 6.1 hereof).  Notwithstanding the foregoing, Agent and each Lender agrees that the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12 nor shall any payments made on account of the AR Facility as permitted under and in accordance with the terms and conditions of the Intercreditor Agreement.

6.13Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among Borrower, Agent and the holder(s) of such Subordinated Debt.  Notwithstanding the foregoing, each Lender agrees that the conversion or exchange into Borrower’s equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.

6.14Subsidiaries.

(a)Acquire or create any Subsidiary, unless such Subsidiary becomes, at Agent and each Lender’s option, either a co-borrower hereunder or executes and delivers to Agent one or more agreements, in form and substance reasonably satisfactory to Agent, containing a guaranty of the Obligations that is secured by first priority Liens (subject to the Intercreditor Agreement) on such Person’s assets, subject to Permitted Liens.  For clarity, the parties acknowledge and agree that Agent and Lenders shall have the exclusive right to determine whether any such Person will be made a co-borrower hereunder or a guarantor of the Obligations.  Prior to the acquisition or creation of any such Subsidiary, Borrower shall notify Agent and Lenders thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary.

(b)Sell, transfer, encumber or otherwise dispose of Borrower’s ownership interest in any Subsidiary other than Permitted Liens.

(c)Cause or permit a Subsidiary to do any of the following:  (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by Borrower and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares, except to Borrower or a wholly owned Subsidiary of Borrower.

6.15Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (“Personal Property Leases”), except for (i) Personal Property Leases of Equipment in the ordinary course of business that do not in the aggregate require Borrower to make payments (including taxes, insurance, maintenance and similar expenses which Borrower is required to pay under the terms of any such lease) in any calendar year in excess of One Hundred Thousand Dollars ($100,000.00) in aggregate amount and (ii) operating leases in the ordinary course of business.  For the avoidance of doubt, this Section 6.15 will not be applicable to clause (f) of the definition of “Permitted Indebtedness.”

6.16Anti-Corruption Laws.

(a)Take any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.

(b)Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, except in compliance with applicable law.

6.17Post-Closing Obligations.

Borrower shall take, or cause to be taken, the actions set forth below within the timeframes set forth below (or such longer period(s) of time as may be granted by the Agent in its sole discretion) with respect to such actions.

(a)Borrower will, within 30 days after the Closing Date, obtain collateral access agreements, in favor of and in form and content reasonably acceptable to Agent, in respect of Borrower’s headquarters location and other leased (or otherwise occupied) locations with assets of a value in excess of the Threshold Amount, and shall execute and deliver the same to the Agent.

(b) Within 10 days after the Closing Date, Borrower shall furnish to the Agent evidence that Borrower has obtained endorsements in favor of Agent with respect to the insurance required hereunder.

ARTICLE 7 - EVENTS OF DEFAULT

7.1Events of Default; Acceleration.  Upon the occurrence and during the continuation of any Event of Default, the obligation of each Lender to make any additional Loan shall be suspended.  The occurrence and continuation of any of the following (each, an “Event of Default”) shall at the option of Agent, at the direction of Lenders (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Agent the right, subject to the Intercreditor Agreement,  to exercise any other right or remedy provided by contract or applicable law:

(a)Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b)Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c)If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect.

(d)(i) Borrower shall fail to pay its debts generally as they become due; or (ii) Borrower shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within forty five (45) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents); or (iv) Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(e)Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the advance of credit or any other monetary liability of any kind to any Lender or to any other Person in an amount in excess of the Threshold Amount; provided, however, that the Event of Default under this Section 7.1(e) caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Agent be materially less advantageous to Borrower.

(f)Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Agent and each Lender, could reasonably be expected to have a Material Adverse Effect.

(g)Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

(h)Any judgment(s) singly or in the aggregate in excess of the Threshold Amount (not fully covered or paid by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for twenty (20) or more days after entry thereof.

(i)Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(j)Borrower shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within ten (10) days after the sooner to occur of Borrower’s receipt of written notice of such breach from Agent or the date on which such breach first becomes known to any officer of Borrower (the “Notice Date”); provided, however that if such breach is not capable of being cured within such 10-day period and Borrower timely notifies Agent and each Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 30 days from the Notice Date; provided, further, that such 30-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

7.2Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to, at its option, but subject to the Intercreditor Agreement, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document.  The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Agent or any Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3Sale of Collateral.  Upon the occurrence and during the continuance of an Event of Default, Agent may, at the direction of Lenders, sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Agent or Lenders may deem commercially reasonable.  To the extent permitted by law, Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time.  Any such public or private sales shall be held at such times and at such place(s) as Agent or Lenders may determine.  In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser, but neither Agent nor any Lender shall incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold.  Agent may, at the direction of Lenders, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction.  Without limiting the generality of the foregoing, if an Event of Default is in existence,

(1)Subject to the rights of any third parties, Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lenders shall in their sole discretion determine;

(2)Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Agent and each Lender from, and agrees to hold Agent and each Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Agent’s or any Lender’s gross negligence or willful misconduct; and

(3)Upon request by Agent, Borrower will execute and deliver to Agent a power of attorney, in form and substance reasonably satisfactory to Agent for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark.  In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Agent.

(4)If, at any time when Agent or Lenders shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Agent may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Agent or Lenders may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, Lender may, at the direction of Lenders in their sole discretion (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof.  In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(A)as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B)as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C)as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D)as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5)Borrower recognizes that Agent may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above.  Borrower also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4Borrower’s Obligations upon Default.  Upon the request of Agent, at the direction of Lenders, after the occurrence and during the continuance of an Event of Default, Borrower will:

(a)Assemble and make available to Agent the Collateral at such place(s) as Agent shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b)Subject to the rights of any lessor, permit Agent, by Agent’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Agent or any Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1Compromise and Collection.  Borrower and Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment.  Borrower hereby authorizes Agent, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Agent shall negotiate with the obligor, or abandon any Right to Payment.  Any such action by Agent shall be considered commercially reasonable so long as Lenders have made the determination in good faith based on information known to them at the time Agent takes any such action.

8.2Performance of Borrower’s Obligations.  Without having any obligation to do so, upon reasonable prior notice to Borrower, Agent may, at the direction of Lenders, perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral.  In so performing or paying, Agent and Lenders shall determine the action to be taken and the amount necessary to discharge such obligations.  Borrower shall reimburse Agent on demand for any amounts paid by Agent and each Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3Power of Attorney.  For the purpose of protecting and preserving the Collateral and Agent’s rights under this Agreement, Borrower hereby irrevocably appoints Agent, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Agent’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Agent’s security interests in the Collateral.  Borrower hereby ratifies all that Agent shall lawfully do or cause to be done by virtue of this appointment.

8.4Authorization for Agent to Take Certain Action.  The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable.  The powers conferred on Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Agent to exercise such powers.  Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct.  After the occurrence and during the continuance of an Event of Default, Agent may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Agent’s own name, from time to time in Agent’s sole discretion and at Borrower’s expense.  To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Agent may, at the direction of Lenders:

(a)Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b)Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c)Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

(d)File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Agent for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e)Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Agent for the purpose of protecting or collecting the Collateral.  In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Agent may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f)Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Agent’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5Application of Proceeds.  Any Proceeds and other monies or property received by Agent pursuant to the terms of this Agreement or any Loan Document may be applied as follows:

(a)First, to Agent, the aggregate amount of all costs, expenses, indemnities and other amounts required to be reimbursed to Agent, in its capacity as such, until paid in full;

(b)Second, to Agent, for the ratable benefit of Lenders (in accordance with the portion funded by each Lender), the aggregate amount of all Obligations arising on account of payments made by Agent in accordance with Section 8.2, until repaid in full;

(c)Third, to Lenders, ratably in accordance with principal amount of the Loans held by each Lender, an amount equal to the aggregate costs, expenses, indemnities or other amounts then required to be reimbursed to such Lender, until paid in full;

(d)Fourth, to Lenders, ratably in accordance with aggregate amount of any fees, premiums or similar payments due to each Lender in respect of the Loans held by such Lender, an amount equal to the aggregate fees, premiums or other similar such payments due to such Lender in respect of the Loans, until paid in full;

(e)Fifth, to Lenders, ratably in accordance with accrued and unpaid interest in respect of the Loans and the other Obligations due to each Lender, an amount equal to the aggregate accrued and unpaid interest on the Loans and other Obligations then due, until paid in full;

(f)Sixth, to Lenders, ratably in accordance outstanding principal due to each Lender in respect of the Loans, an amount equal to the aggregate principal outstanding in respect of the Loans then due, until paid in full;

(g)Seventh, to Agent and each Lender, ratably in accordance with the any other Obligations due to such Lender, an amount equal to all other Obligations due and payable to Agent and each Lender, until paid in full; and

(h)Last, the balance, if any, to Borrower or as otherwise required by applicable law.

8.6Deficiency.  If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

8.7Agent Transfer.  Upon the transfer of all or any part of the Obligations, Agent may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Agent hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Agent shall retain all rights and powers hereby given.

8.8Agent’s Duties.

(a)Agent shall use reasonable care in the custody and preservation of any Collateral in its possession.  Without limitation on other conduct which may be considered the exercise of reasonable care, Agent shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Agent has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral.  Under no circumstances shall Agent be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Agent.

(b)Agent may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Agent shall thereafter be discharged from any liability or responsibility therefor.

(c)Neither Agent, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Agent, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent.

8.9Termination of Security Interests and Loan Documents.   Upon the payment in full of the Obligations (other than inchoate indemnity obligations) and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents, and if Lenders have no further obligations under its Commitment, the security interest granted hereby shall terminate, all rights to the Collateral shall revert to Borrower and this Agreement and the other Loan Documents shall terminate; provided that (i) those obligations, liabilities, covenants and terms that are expressly specified herein and in any other Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s indemnity obligations set forth in this Agreement, shall continue to survive notwithstanding anything to the contrary set forth herein, and (ii) nothing set forth herein shall affect or be deemed to affect those obligations, liabilities, covenants and terms set forth in any warrant instrument issued to a Lender’s parent company or set forth in any other equity securities or convertible debt securities of Borrower acquired by any Lender in connection with this Agreement.  Upon any such termination, Agent shall return all Collateral in its possession or control to Borrower and, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.  In connection therewith, Borrower agrees to provide each Lender with such information as may be reasonably requested by such Lender as to whether the securities issuable upon the exercise of any Warrant issued in connection with this Agreement constitute “qualified small business stock” for purposes of Section 1202(c) of the Internal Revenue Code and Section 18152.5 of the California Revenue and Taxation Code.

ARTICLE 9 - GENERAL PROVISIONS

9.1Notices.  Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement.  Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.  Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

9.2Binding Effect.  The Loan Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Agent and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document.  Each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents provided that, so long as no Event of Default has occurred and is continuing, neither Lender shall not assign any of such rights or obligations to any competitor of Borrower.  In connection with any of the foregoing, Lenders and Agent may disclose all documents and information which Lenders and Agent now or hereafter may have relating to the Loans, Borrower, or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower than are set forth in Section 9.13 hereof.

9.3No Waiver.  Any waiver, consent or approval by Agent and Lenders of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing.  No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document.  No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.  Agent and each Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lenders agree otherwise in writing.

9.4Rights Cumulative.  All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5Unenforceable Provisions.  Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6Accounting Terms.  Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

9.7Indemnification; Exculpation.  Borrower shall pay and protect, defend and indemnify each Lender, Agent and each Lender’s and Agent’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold each Lender, Agent and each of such Agents harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by each Lender, Agent and each of such Agents, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower and a third party,  or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing to the extent incurred as the result of any Lender’s, Agent’s or any of such Agents’ gross negligence or willful misconduct.  This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lenders.

9.8Reimbursement.  Borrower shall reimburse each Lender and Agent for all documented and out of pocket costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by each Lender and Agent in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to each Lender’s and Agent’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due to each Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lenders or Agent under the Loan Documents.  For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following:  (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.  All of the foregoing costs and expenses shall be payable upon demand by any Lender or Agent, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.

9.9Execution in Counterparts; Electronic Signatures.  This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  This Agreement and each of the other Loan Documents may be executed by electronic signatures.  Borrower, Agent and Lenders expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents).  Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

9.10Entire Agreement.  The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof.  This Agreement may be amended only in a writing signed by Borrower, Agent and each Lender.

9.11Governing Law and Jurisdiction.

(a)THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  BORROWER, AGENT AND EACH LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

9.12Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER, AGENT AND EACH LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  BORROWER, AGENT AND EACH LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13Confidentiality.  Agent and each Lender agrees to hold in confidence all confidential information that it receives from Borrower pursuant to the Loan Documents, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for Agent and each Lender; (b) to other professional advisors to Agent and each Lender; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Agent’s and each Lender’s investors and prospective investors (subject to the same confidentiality obligation set forth herein), and in Agent’s and each Lender’s SEC filings as required by law; (e) as required by law or legal process or in connection with any legal proceeding to which Agent, any Lender and Borrower are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Agent’s and any Lender’s rights hereunder to any assignee or participant (subject to the same confidentiality obligation set forth herein); (g) to Agent’s and each Lender’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards,  including in connection with any judicial or other proceeding involving Agent or any Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Agent’s and any Lender’s examination or audit.  For purposes of this section, Agent, each Lender and Borrower agree that “confidential information” shall mean any information regarding or relating to Borrower other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Agent or any Lender in violation of this section, (ii) information which becomes available to Agent or any Lender from any other source (other than Borrower) which neither Agent nor the relevant Lender knows is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Agent or such Lender knows on a non-confidential basis prior to Borrower disclosing it to Agent or such Lender.  In addition, Borrower agrees that Agent and each Lender may use Borrower’s name, logo and/or trademark in connection with certain promotional materials that Agent and any Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Agent and each Lender has a financing relationship with Borrower.

9.14Borrower Liability. Each Borrower hereunder, and any Person joined to this Agreement as a Borrower:  shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the UCC or any other applicable law, and (b) any right to require Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

ARTICLE 10 - AGENCY.

10.1Appointment. Each Lender hereby irrevocably appoints Avenue Capital Management II, L.P. to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

10.2Indemnity. Each Lender  agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrowers and without limiting the obligation of Borrowers to do so), according to its respective Commitment percentage in effect on the date on which indemnification is sought under this Section 10.2, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, a Supplement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of each Loan and all other amounts payable hereunder. Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of any Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

10.3Duties.  Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4Reliance by Agent.  Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents.  Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith.  Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

10.5Collateral Agent.  The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by Borrowers to secure any of the Obligations.  Each Lender hereby authorizes Agent, on behalf of and for the ratable benefit of Lenders, in its capacity as collateral agent, to enter into any of the Loan Documents as secured party for purposes of acquiring, holding and enforcing all Liens on Collateral (and any other collateral from time to time securing the Obligations), and as Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document.  All powers, rights and remedies under the Loan Documents may be exercised solely by Agent for the benefit of Lenders and Agent in accordance with the terms thereof. In the event of a foreclosure on any of the

Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled (subject to the proviso at the end of this sentence), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale; provided however, that neither Agent nor any Lender shall “credit bid” at any foreclosure and/or other public or private sale absent the consent of the Required Lenders. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) that bind Lenders with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other subordination agreement with respect to any Subordinated Debt.

10.6Successor Agents. Agent may resign upon thirty (30) days’ notice to the Lenders and Borrowers. If Agent shall resign in its capacity under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Agent in its capacity, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Lender. If no applicable successor agent has accepted appointment as such Agent in its capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

ARTICLE 11 - DEFINITIONS.

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower.  “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“AR Facility” means that certain credit facility provided pursuant to that certain Loan and Security Agreement dated as of October 2, 2019, by and among Neos Therapeutics, Inc. and the other borrowers party thereto from time to time, Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC), as agent, and the lenders party thereto from time to time (as amended, restated, refinanced, supplemented or otherwise modified from time to time, the "AR Credit Agreement") provided that (i) the Indebtedness and other obligations evidenced thereby does not at any time exceed Twelve Million Five Hundred Dollars ($12,500,000.00) inclusive of the Excess Availability (as defined therein) provided such Excess Availability shall not be less than Two Million Five Hundred Thousand Dollars ($2,500,000.00); (ii) at no time shall the principal amount of Indebtedness thereunder exceed Ten Million Dollars ($10,000,000.00); and (iii) the same is subject to the Intercreditor Agreement.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by any Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Change of Control” means:  (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower to a Person other than Borrower; (b) any reorganization, consolidation, merger or other similar transaction involving Borrower pursuant to which Borrower is not the survivor thereof; or (c) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the Board of Directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities (other than in connection with a Qualified Public Offering or a sale to recognized venture capital investors in a transaction or series of transactions effected by Borrower for financing purposes, so long as Borrower identifies to Agent and each Lender the venture capital investors prior to the closing of the transaction and provides Agent and each Lender with a description of the material terms of such transaction).

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include:  (i) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (ii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law; or (iii) any contract, Instrument or Chattel Paper in which Borrower has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper.

“Commitment” means the obligation of each Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:  (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means the applicable Designated Rate plus five percent (5%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Enzastaurin Purchase Agreement” means, collectively, that certain Asset Purchase Agreement, dated as of April 12, 2021, by and among Aytu BioPharma, as Buyer, Rumpus VEDS LLC, Rumpus Therapeutics, LLC and Rumpus Vascular, as the Sellers, Christopher Brooke and Nathaniel Massari, as in effect on the Closing Date, together with that certain [Option Agreement between Rumpus VEDS, LLC and Denovo Biopharma LLC dated December 21, 2019] and Exclusive License Agreement between Johns Hopkins University and Rumpus VEDS, LLC, in each case, as in effect on the Closing Date.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Excluded Accounts” means Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’ employees and identified to Agent by Borrower in writing as such, and (b) segregated Deposit Accounts that secure obligations in respect of credit cards and other obligations which are permitted by the definition of Permitted Indebtedness (and subject to the cap set forth therein) and identified as such in writing to Agent.

“Excluded Perfection Assets” means, (a) any fee-owned real property (other than real property, and any leasehold interests in real property (without limiting the obligation of Borrower to obtain bailee waivers, estoppels, landlord lien waivers or collateral access letters in accordance with the terms of this Agreement) in each case exceeding a fair market value equal to the Threshold Amount, and (b) Excluded Accounts.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors.  Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Grand Prairie Facility Closure” means the cessation of operations of Borrower at the Grand Prairie, Texas location and transfer of substantially all assets located therein or associated exclusively therewith, including the transfer of related manufacturing equipment and non-exclusive licensing of related Intellectual Property to Halo Pharmaceutical, Inc. (dba Cambrex Whippany) and the subleasing of the lease thereof prior to the natural expiration specified therein.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent:  (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all of Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Agent, as the same may be amended, supplemented, or restated from time to time.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into by and among the agent under the AR Facility, the Agent, and Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by each Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s), any Warrant issued by Borrower in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Parent, or Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower to each Lender or Agent now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than the Warrant), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by such Lender or Agent by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by each Lender and Agent in connection with the collection and enforcement thereof as provided for in any such Loan Document.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Acquisition” means any acquisition of fifty percent (50.00%) or more of the capital stock or other equity interests, or all or substantially all of the assets of a Person, by Borrower (each, an “Acquisition”), in each case, to the extent that each of the following conditions shall have been satisfied:

(a)Borrower shall have delivered to Agent at least ten (10) Business Days (or such shorter period as may be agreed by Agent) prior to the closing of the proposed Acquisition: (i) a description of the proposed Acquisition; (ii) to the extent available, a due diligence package (including, to the extent available, a quality of earnings report); and (iii) copies of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (or substantially final drafts thereof), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement and reasonably requested by Agent, all material regulatory and third party approvals and copies of any environmental assessments, if applicable;

(b)Borrower (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents to the extent required the terms of this Agreement, including such agreements, instruments and other documents necessary to ensure that Agent receives a first priority perfected Lien (other than Excluded Perfection Assets) in all entities and assets acquired in connection with the Acquisition to the extent required by this Agreement;

(c)at the time of such Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(d)the Acquisition would not result in a Change in Control and each Borrower remains a surviving legal entity after such Acquisition;

(e)with respect to any Acquisition involving an in-license to Borrower, all such in-licenses or agreements related thereto shall constitute “Collateral” and Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents;

(f)all transactions in connection with such Acquisition shall be consummated in all material respects in accordance with applicable laws;

(g)the assets acquired in such Acquisition are for use in the same, similar, related or complementary lines of business as Borrower are currently engaged or a similar, related or complementary line of business reasonably related, ancillary or supplemental thereto or incidental thereto or reasonably expansive thereof;

(h)if required, such Acquisition shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of any Person being acquired in such Acquisition and, in any event, such Acquisition shall be a non-hostile transaction;

(i)no Indebtedness or Liens are assumed or created (other than Permitted Liens and Permitted Indebtedness) in connection with such Acquisition;

(j)unless Agent shall otherwise consent in writing (in its sole discretion), (x) if the Acquisition is an equity purchase or merger, the target and its Subsidiaries must have as their jurisdiction of formation a state within the United States or the District of Columbia, and (y) if the Acquisition is an asset purchase, not less than ninety percent (90.00%) of the fair market value of all of the tangible assets so acquired shall be located within the United States or, in the case of registered Intellectual Property, registered in the United States;

(k)the consideration payable by Borrower and their Subsidiaries in connection with such Acquisition shall consist solely of (x) noncash equity interests (in Aytu BioPharma and/or (y) cash and cash equivalents not to exceed in the aggregate the cap set forth in clause (l) below;

(l)the sum of all cash amounts (including cash equivalents) paid or payable in connection with all Permitted Acquisitions (including all Indebtedness, liabilities and Contingent Obligations (in each case to the extent otherwise permitted hereunder) incurred or assumed (excluding any royalties, earn-outs or comparable payment obligations in connection therewith), regardless of when due or payable to the extent such obligations are required to be reflected on a consolidated balance sheet of Borrowers in accordance with GAAP) (all such consideration, the “Acquisition Consideration”) shall not exceed One Million Dollars ($1,000,000.00) in the aggregate during the term of this Agreement or such greater amount as to which Agent may otherwise consent in writing (in its sole discretion); and

(m)Agent has received, prior to the consummation of such Acquisition, updated financial projections, in form and substance reasonably satisfactory to Agent, for the immediately succeeding four calendar quarters following the proposed consummation of the Acquisition beginning with the calendar quarter during which the Acquisition is to be consummated.

“Permitted Contingent Obligations” means

(a)contingent obligations arising in respect of the Indebtedness under the Loan Documents;

(b)contingent obligations resulting from endorsements for collection or deposit in the ordinary course of business;

(c)contingent obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time outstanding;

(d)reserved;

(e)contingent obligations arising with respect to customary indemnification obligations in favor of (i) purchasers in connection with dispositions of personal property assets permitted under Section 5.6 or in connection with any other commercial agreement entered into by a Borrower or a Subsidiary thereof in the ordinary course of business and (ii) researchers and their institutions in the ordinary course of R&D clinical activities;

(f)so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, contingent obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by a Borrower in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(g)contingent obligations existing or arising in connection with any letter of credit for the primary purpose of securing a lease of real property in the ordinary course of business, provided that the aggregate amount of all such letter of credit reimbursement obligations does not at any time exceed One Hundred Thousand Dollars ($100,000.00) outstanding;

(h)unsecured contingent obligations incurred under the Enzastaurin Purchase Agreement, to the extent the payment of such contingent obligations is required under the terms and conditions of the Enzastaurin Purchase Agreement, as in effect on the Closing Date; provided that no Borrower or any of their Subsidiaries shall prepay any such contingent obligations or make or permit any payment (or set aside any funds for payment) on or in respect of such contingent obligations until such contingent obligations are due and owing pursuant to the terms of the Enzastaurin Purchase Agreement;

(i)unsecured contingent obligations arising with respect to customary indemnification obligations, adjustment of purchase price or similar obligations of any Borrower (and not, for the avoidance of doubt, including any milestones, earnouts, royalties or similar obligations), to the extent such contingent obligations arise in connection with a Permitted Acquisition and do not cause the Borrowers or their Subsidiaries to exceed the cap on Acquisition Consideration set forth in the definition of Permitted Acquisition;

(j)unsecured earn-out obligations, royalties and other similar contingent purchase price obligations incurred in connection with a Permitted Acquisition (and not including any seller notes or other non-contingent Indebtedness unless otherwise constituting Permitted Indebtedness), in an amount not to exceed the cap, if any, set forth in the definition of Permitted Acquisitions, in respect of such items, as of any date of determination, after taking into account all amounts paid or payable by Borrower in respect of such items during the term of this Agreement; provided that no payment shall be made in respect of such obligations if an Event of Default has occurred and is continuing or would result from such payment; and

(k)contingent obligations of Borrower in the form of a guarantee of the obligations of any other Borrower to the extent the obligations evidenced thereby are permitted hereunder and, to the extent applicable, such guarantees are subordinated to the Obligations in the same manner as are the underlying obligations that are being guaranteed.

“Permitted Distributions” means the following Distributions:

(a)Distributions by any Subsidiary of a Borrower to a Borrower;

(b)dividends payable solely in capital stock or other equity interests so long as such dividends do not result in a Change in Control;

(c)payments in lieu of fractional shares of equity securities arising out of stock dividends, splits, combinations or conversions;

(d)the conversion of Borrower’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, and the purchase, redemption or other acquisition of shares of Borrower’s capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock;

(e)the issuance of its capital stock or other equity interests upon the exercise of warrants or options to purchase equity interests of Aytu BioPharma; provided that no cash payments are made in connection therewith except for de minimis cash payable in lieu of fractional shares;

(f)repurchases of stock of current or former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchases do not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate per fiscal year; and

(g)repurchases of stock of current employees or directors on account of such Person’s tax obligations so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase; provided, however, that such repurchases do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per fiscal year.

“Permitted Indebtedness” means:

(a)Indebtedness incurred for the acquisition of supplies, inventory or other property or services on normal trade credit;

(b)Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c)Indebtedness of Borrower under this Agreement;

(d)Subordinated Debt;

(e)any Indebtedness approved by Agent and each Lender prior to the Closing Date as shown on Schedule 6.1;

(f)Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens” not to exceed One Million Dollars ($1,000,000.00) in the aggregate at any time (whether in the form of a loan or a lease);

(g)Indebtedness, in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) at any time outstanding, in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management or merchant services, in each case, incurred in the ordinary course of business;

(h)guaranties and similar surety obligations in respect of Indebtedness otherwise constituting Permitted Indebtedness including Permitted Contingent Obligations;

(i)so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Indebtedness existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by a Borrower in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(j)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(k)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year;

(l)the AR Facility;

(m)without duplication, unsecured Indebtedness arising under operating leases in the ordinary course of business;

(n)To the extent also constituting Indebtedness (without duplication), Permitted Contingent Obligations;

(o)Indebtedness consisting of unsecured intercompany loans and advances incurred by (1) any Borrower owing to any other Borrower, (2) any Subsidiary owing to any other Subsidiary, (3) a Subsidiary that is not a Borrower owing to any Borrower, so long as such Indebtedness constitutes a Permitted Investment of the applicable Borrower pursuant to clause the definition of Permitted Investments; provided that (A) any such Indebtedness owed by a Borrower shall, at the request of Agent, be subordinated to the payment in full of the Obligations pursuant to documentation in form and substance reasonably satisfactory to Agent and (B) upon the request of Agent at any time, any such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Agents, as security for the Obligations;

(p)other unsecured Indebtedness in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any one time outstanding; and

(q)extensions, refinancings and renewals of any of the foregoing; provided that the principal amount thereof is not increased.

“Permitted Investment” means:

(a)accounts receivable in the ordinary course of Borrower’s business;

(b)Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000.00) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;

(c)Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(d)temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(e)Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Agent and each Lender, require Borrower to transfer ownership of non-cash assets to such joint venture or other entity;

(f)Investments in (i) one or more wholly-owned domestic Subsidiaries of Borrower, so long as in accordance with Section 6.14(a) of this Agreement, each such Person has been made a co-borrower hereunder or has executed and delivered to Agent an agreement, in form and substance reasonably satisfactory to Agent, containing a guaranty of the Obligations, and (ii) one or more wholly-owned foreign Subsidiaries of Borrower with the prior written consent of Agent and each Lender;

(g)Investments approved by Agent and each Lender prior to the Closing Date as shown on Schedule 6.6;

(h)Investments accepted in connection with Transfers permitted by Section 6.5;

(i)non-cash loans approved by Borrower’s Board of Directors to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors, limited to an aggregate total of $100,000 at any time outstanding;

(j)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(k)Investments permitted under Section 6.11;

(l)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

(m)Investments by wholly owned Subsidiaries in other wholly owned Subsidiaries or in Borrower;

(n)to the extent constituting an Investment, the holding by a Person of cash and cash equivalents owned by such Person;

(o)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(p)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body), but the aggregate of all such loans and advances outstanding pursuant to this clause (d) may not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time;

(q) (i) Investments by any Borrower in any other Borrower, and (ii) investments of cash and cash equivalents in any Subsidiary of a Borrower; provided, that the aggregate amount of Investments by Borrower in Subsidiaries that are not Borrower (together with outstanding intercompany loans permitted under clause (i) below of this definition) shall not exceed Five Hundred Thousand Dollars ($500,000.00) at any time outstanding);

(r)unsecured loans or advances of cash made by any Borrower to any Subsidiary and made by any Subsidiary to a Borrower or any other Subsidiary; provided, that the principal amount of all such loans and advances made by Borrower to Subsidiaries that are not Borrower (together with outstanding investments permitted by clause (h) above of this definition) shall not exceed Five Hundred Thousand Dollars ($500,000.00) at any time outstanding and; provided, further, that any (A) any such loan or advance owed by a Borrower shall, at the request of Agent, be subordinated to the payment in full of the Obligations pursuant to documentation in form and substance reasonably satisfactory to Agent and (B) upon the request of Agent at any time, any such loan or advance owing to a Borrower shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Agents, as security for the Obligations;

(s)to the extent constituting investments, guaranties constituting Permitted Indebtedness or Permitted Contingent Obligations;

(t)Investments constituting Permitted Acquisitions;

(u)reserved;

(v)so long as no Event of Default exists or results therefrom, the granting of Permitted Licenses; and

(w)so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, other Investments of cash and cash equivalents in an amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time outstanding.

“Permitted License” means (i) any license of the Tussionex patent in connection with the Tussionex Disposition, (ii) licenses and sublicenses as reflected in the Paragraph IV Settlements (Actavis & Teva) as in effect on the Closing Date, (iii) [reserved], (iv) license agreement in respect of Natesto pursuant to that Termination and Transition Agreement by and among Acerus Pharmaceuticals Corporation and Aytu BioPharma, Inc. dated March 31, 2021 and (v) any non-exclusive license or sublicense of rights to discrete Intellectual Property of Borrower or their Subsidiaries so long as all such licenses or sublicenses (a) are granted in the ordinary course of business, (b) do not result in a legal transfer of title to the licensed property, and (c) have been granted in exchange for fair consideration and on commercially reasonable terms; provided that no such licenses may be granted if an Event of Default has occurred and is continuing or could result from the granting thereof.

“Permitted Lien” means:

(a)involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b)Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c)security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d)Liens in favor of Agent;

(e)Liens securing the AR Facility;

(f)bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement  (or equivalent) for each account in which such deposits are held in a form acceptable to Agent has been executed and delivered to Agent to the extent required under Section 6.11;

(g)materialmen’s, mechanics’, repairmen’s, warehousemen’s, carriers’, landlord’s (subject to Section 5.9(e) hereof), employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(h)any judgment, attachment or similar Lien, unless the judgment it secures exceeds the Threshold Amount and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

(i)licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof;

(j)Liens securing Subordinated Debt;

(k)Liens which have been approved by Agent and each Lender in writing prior to the Closing Date, as shown on Schedule 6.2 hereto;

(l)the interests of licensors under inbound licenses to Borrower;

(m)the interests of leases or sub-lessees of real property;

(n)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(o)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(p)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into the ordinary course of business;

(q)Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r)deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature arising as a matter of law and incurred in the ordinary course of business;

(s)zoning restrictions, easements, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

(t)Liens (other than Liens arising under ERISA or Liens to secure obligations in respect of Indebtedness for borrowed money) not otherwise permitted pursuant to clauses (a)-(r), which secure obligations permitted under this Agreement not exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate at any time outstanding.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified Public Offering” means the closing of a direct listing of Borrower’s common stock, an underwritten public offering of Borrower’s common stock or SPAC Transaction, in each case, with aggregate gross proceeds of not less than $50,000,000 (prior to underwriting expenses and commissions).

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Agent’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary that is not a controlled foreign corporation (as defined in the Internal Revenue Code), and (b) 65% of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code).

“SPAC Transaction” shall have the meaning set forth in the Supplement.

“Subordinated Debt” means Indebtedness (i) approved by Agent and each Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Agent and to the prior payment to each Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Agent and each Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Agent and each Lender in its sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries.

“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower, Agent and each Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“Tussionex Disposition” means the disposition or transfer of the Tussionex product line (including all inventory, Intellectual Property (including know-how necessary for the manufacture of Tussionex), labeler code and related equipment and customer agreements to the extent, in each case, such assets are related solely to the Tussionex product line) sold for fair value to third parties, as determined by the Borrowers in good faith.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.  Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrant” has the meaning specified in the Supplement.

ARTICLE 12 - INTERCREDITOR AGREEMENT

Each Lender party hereto, whether on the Closing Date or by subsequent assignment, agrees to be bound by the terms of the Intercreditor Agreement.  In addition, each Lender authorizes the Agent to enter into and take any and all actions as it may deem appropriate, or to refrain from taking any and all actions as it may deem appropriate, under or as contemplated by the Intercreditor Agreement and the Loan Documents.  Further, notwithstanding anything herein to the contrary, each of (i) the Obligations of the Borrowers under this Agreement, (ii) the Lien and security interest granted to Agent for the benefit of the Lenders pursuant to this Agreement (including priority thereof) and (iii) the release of Collateral from the Lien granted and created hereby, in each case, subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

[Signature page follows]

[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWERS:

Aytu BioPharma, Inc.		Novalere, Inc.

By:		By:
Name:	Joshua Disbrow	Name:	Joshua Disbrow
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Innovus Pharmaceuticals, Inc.		Supplement Hunt, Inc.

By:		By:
Name:	Joshua Disbrow	Name:	Joshua Disbrow
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Semprae Laboratories, Inc.		Delta Prime Savings Club, Inc.

By:		By:
Name:	Joshua Disbrow	Name:	Joshua Disbrow
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Aytu Therapeutics, LLC		Neos Therapeutics Commercial, LLC

By:		By:
Name:	Joshua Disbrow	Name:	Joshua Disbrow
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Neos Therapeutics, Inc.		Neos Therapeutics Brands, LLC

By:		By:
Name:	Joshua Disbrow	Name:	Joshua Disbrow
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Neos Therapeutics, LP		PharmaFab Texas, LLC

By:		By:
Name:	Joshua Disbrow	Name:	Joshua Disbrow
Title:	Chief Executive Officer	Title:	Chief Executive Officer

AGENT:

AVENUE CAPITAL MANAGEMENT II, L.P.

By:	Avenue Capital Management II GenPar, LLC
Its:	General Partner

By:
Name:	Sonia Gardner
Title:	Member

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:
Name:	Sonia Gardner
Title:	Authorized Signatory

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:
Name:	Sonia Gardner
Title:	Authorized Signatory

[Schedules to Loan and Security Agreement follow]

INFORMATION IN THIS EXHIBIT IDENTIFIED BY THE MARK “[INTENTIONALLY OMITTED]” IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Schedules to

Loan and Security Agreement

dated as of January 26, 2022

among

Aytu BioPharma, Inc.

and

Avenue Capital Management II, L.P., as Agent

and

the Lenders from time to time party thereto

Schedule of Exceptions

3.1

•	None.

3.2

•	None.

3.3

•	None.

3.4

•	None.

3.5

•	[INTENTIONALLY OMITTED]

3.6

•	None.

3.7

•	None.

3.8

•	None.

3.9

•	None.

3.10

•	Not Applicable.

3.11(a)(i)

•	None.

3.11(a)(ii)

Schedule of Exceptions-3

•	None.

3.11(b)

Schedule of Exceptions-4

•	None.

3.11(c)

•	None.

3.11(d)

•	None.

3.12(a)

•	None.

3.12(b)

•	None.

3.12(c)

•	None.

3.13

•	None.

3.14

•	None.

3.15

•	None.

3.16

•	Not Applicable.

Schedule of Exceptions-5

Schedule 6.1. Permitted Indebtedness

[INTENTIONALLY OMITTED]

Sch. 6.1-1

Schedule 6.2.Permitted Liens

Name of Holder of Lien/Encumbrance	Description of Property Encumbered	Company/Subsidiary
NJ Malin- Raymond Leasing Corporation (Lessor)	Forklift	Neos Therapeutics, Inc.
DeLange Landen Financial Services	Lab equipment	Neos Therapeutics, Inc.
AFS IBEX Premium Financing	2021/2022 D&O insurance	Aytu BioPharma, Inc.
Thermo Fisher Financial Services Inc.	Centrifuges	Innovus Pharmaceuticals, Inc,
Ricoh USA, Inc.	Copier	Aytu BioPharma, Inc.
Zeno Digital Solutions	Copiers	Aytu BioPharma, Inc.

In addition, the Conditional Security Interest discussed in the footnote to Schedule 6.1 is incorporated herein by reference.

Sch. 6.2

Schedule 6.6.Permitted Investments

Aytu’s ownership interests in the other Borrowers and the Subsidiaries evidenced on Section 3.7 of the Schedule of Exceptions.

Applicable Indebtedness evidenced on Schedule 6.1 hereto.

INFORMATION IN THIS EXHIBIT IDENTIFIED BY THE MARK “[INTENTIONALLY OMITTED]” IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

SUPPLEMENT

to the

Loan and Security Agreement

dated as of January 26, 2022

among

Aytu BioPharma, Inc. (“Parent”
and, together with each other party executing a signature page here to as such, individually and collectively, jointly and severally, “Borrower”)

and

AVENUE CAPITAL MANAGEMENT II, L.P.,

a Delaware limited partnership,

as administrative agent and collateral agent (in such capacity “Agent”)

and

Avenue Venture Opportunities Fund, L.P. II, a Delaware limited partnership (“Avenue 2”), as a lender

and

Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership (“Avenue” and, in its capacity as a lender, together with Avenue 2, each a “Lender” and collectively, “Lenders”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of January 26, 2022 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrower, Lenders and Agent.  All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement.  In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 - Additional Definitions:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Commitment” means, subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lenders’ commitment to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00), with Six Million Dollars ($6,000,000.00) funded by Avenue and Nine Million Dollars ($9,000,000.00) funded by Avenue 2 on the Closing Date.

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the sum of (i) the greater of (A) the Prime Rate and (B) three and one-quarters percent (3.25%), plus (ii) seven and four-tenths percent (7.40%).  Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to [INTENTIONALLY OMITTED].

1

“Growth Capital Loan” means any Loan requested by Parent and funded by a Lender under its Commitment for general corporate purposes of Borrower, including, without limitation, the repayment of certain Indebtedness of Borrower to Deerfield Private Design Fund III, L.P. and Deerfield Partners, L.P. (collectively, “Deerfield”).

“Interest-only Milestone 1” means, Parent has received, prior to June 15, 2023, net proceeds of at [INTENTIONALLY OMITTED] from the sale and issuance after the Closing Date of Parent’s equity securities; based upon written evidence thereof provided to, and in form and content reasonably acceptable to, and reviewed and approved by Agent in its reasonable discretion.

“Interest-only Milestone 2” means Borrower has achieved, prior to December 31, 2023, (i) Interest-only Milestone 1 and (ii) trailing twelve (12) month Revenue, as of any date of determination, of at [INTENTIONALLY OMITTED]; all based upon written evidence thereof provided to, and in form and content reasonably acceptable to, and reviewed and approved by Agent in its reasonable discretion.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the eighteenth (18th) month anniversary of the Closing Date; provided, however, that such period shall be extended automatically without any action by any party for six (6) months if as of the last day of the Interest-only Period then in effect Borrower has achieved Interest-only Milestone 1; provided, further, that such period shall be extended automatically without any action by any party for twelve (12) months if as of the last day of the Interest-only Period then in effect, Borrower has achieved Interest-only Milestone 2; provided, further, however, that the Interest-only Period shall not exceed thirty-six (36) months.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means January 26, 2025.

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i)if the prepayment occurs during the period commencing on the Closing Date and ending on (but including) the one-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by three percent (3.00%);

(ii)if the prepayment occurs during the period commencing on the day immediately following the one-year anniversary of the Closing Date and ending on (but including) the two-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by two percent (2.00%);  and

(iii)if the prepayment occurs during the period commencing on the date immediately following the two-year anniversary of the Closing Date and ending on (but including) the three-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by one percent (1.00%).

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Silicon Valley Bank as its prime rate in effect at its principal office in the State of California (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

2

“Revenue” means, as of any date of determination, Borrower’s consolidated revenue determined in accordance with GAAP.

“SPAC Transaction” means any transaction involving Parent and any special purpose acquisition company, whether merger, acquisition, public (or other) offering, sale, transfer or other exchange, of equity securities, or otherwise.

“Threshold Amount” means Five Hundred Thousand Dollars ($500,000).

“Warrant” is defined in Part 2, Section 3(a) hereof.

Part 2 - Additional Covenants and Conditions:
1.Growth Capital Loan Facility.  Subject to satisfaction of the conditions precedent specified in Sections 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender agrees to make Growth Capital Loans to Borrower under such Lender’s Commitment on the Closing Date in an aggregate, original principal amount up to, but not exceeding, such Lender’s Commitment.
(a)Repayment of Growth Capital Loans.  Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows:  principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate.  In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month.  Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month.  Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus interest at the Designated Rate for such month.  On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.
2.Prepayment.  The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay all, but not less than all, outstanding Growth Capital Loans in whole, but not in part, at any time upon no less than five (5) Business Days’ prior written notice to the Lenders, by tendering to each Lender a cash payment in respect of such Loans in an amount determined by such Lender equal to the sum of: (i) the aggregate outstanding principal amount of such Loans; (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the Prepayment Fee; and (iv) the Final Payment.
3.Issuance of Warrant and Right to Invest.
(a)Warrant.  As additional consideration for the making of its Commitment, each Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Warrant”).
(b)Warrant General.  The Warrant shall be in form and substance reasonably satisfactory to the applicable Lender.

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(c)Right to Invest.  Lenders shall have the right, in its discretion, but not the obligation, to invest up to One Million Dollars ($1,000,000.00) in the aggregate in equity securities of Borrower on the same terms, conditions, and pricing offered by Borrower to any investor (excluding any underwriter thereof) in connection with any offering of Borrower’s equity securities after the Closing Date and on or before the eighteen (18) month anniversary thereof; provided, however, such terms shall exclude a seat on the Borrower’s Board of Directors, which may be offered to other investors at Borrower’s discretion.
4.Commitment Fee.  Borrower shall pay to each Lender, pro-rata in accordance with each Lender’s respective Commitment, a commitment fee in the amount of [INTENTIONALLY OMITTED] of the Fifteen Million Dollars ($15,000,000.00) Commitment, due and payable on the Closing Date, of which Seventy-Five Thousand Dollars ($75,000.00) has been paid by Borrower to Avenue as an advance deposit prior to the date hereof.  As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and such Lender’s pro rata share of the Commitment shall have been approved.  If this condition is not satisfied, the Seventy-Five Thousand Dollars ($75,000,000.00) advance deposit previously paid by Borrower shall be refunded.  Except as set forth in this Section 4, the Commitment Fee is not refundable.
5.Documentation Fee Payment.  On the Closing Date, Borrower shall reimburse each Lender and Agent pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its documented and out of pocket reasonable attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s and Agent’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.
6.Borrower’s Primary Operating Account and Wire Transfer Instructions:

[INTENTIONALLY OMITTED]

7.Debits to Account for ACH Transfers.  For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement.  Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees due to each Lender will be automatically debited by each Lender from the same account.  Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.
Part 3 - Additional Representations:1

Borrower represents and warrants that as of the Closing Date and, subject to any written updates of the information set forth below by Borrower to each Lender and Agent, each Borrowing Date:

a)	Its chief executive office is located at:
1. 373 Inverness Parkway, Suite 206, Englewood, CO 80112 (Aytu Biopharma, Inc.; Innovus Pharmaceuticals, Inc.; Aytu Therapeutics, LLC)
2. 3531 S. Logan Street, Unit D- 225, Englewood, CO 80013 (Semprae Laboratories, Inc.)

1 Company: Please complete.

4

3. 2940 N. Hwy, 360, Suites 100, 200 and 400, Grand Prairie, TX 75050 (Neos Therapeutics, Inc.; Neos Therapeutics, LP; Neos Therapeutics Commercial, LLC; Neos Therapeutics Brands, LLC; PharmaFab Texas, LLC)
b)	Its Equipment is located at:
1. 373 Inverness Parkway, Suite 206, Englewood, CO 80112 (Aytu Biopharma, Inc.; Innovus Pharmaceuticals, Inc.; Aytu Therapeutics, LLC)
2. 3531 S. Logan Street, Unit D- 225, Englewood, CO 80013 (Semprae Laboratories, Inc.)
3. 2940 N. Hwy, 360, Suites 100, 200 and 400, Grand Prairie, TX 75050 (Neos Therapeutics, Inc.; Neos Therapeutics, LP; Neos Therapeutics Commercial, LLC; Neos Therapeutics Brands, LLC; PharmaFab Texas, LLC)
4. 1205 Westlakes Drive, Suite 240, Berwyn, PA 19312 (Aytu Biopharma, Inc., Neos Therapeutics, Inc., and Neos Therapeutics Brands, LLC)
5. 10855 Lear Boulevard, Suite 105, Reno, NV 89506 (Innovus Pharmaceuticals, Inc.)
6. 121 Mill Street, Auburn, ME 04210 (Innovus Pharmaceuticals, Inc.)
7. 64 Bakersfield Street, Ontario, Canada M3J2W7 (Innovus Pharmaceuticals, Inc.)
8. 2101 Las Palmas Dr. #B, Carlsbad, CA 92011 (Innovus Pharmaceuticals, Inc.)
9. 2101 Las Palmas Dr. #E, Carlsbad, CA 92011 (Innovus Pharmaceuticals, Inc.)
10. 15 Ingram Boulevard, La Vergne, TN 37086 (Neos Therapeutics, LP)
11. 4040 Calle Platino, Suites 121, 122, and 123, Oceanside, CA 92056 (Novalere, Inc., Supplement Hunt, Inc., Delta Prime Savings Club, Inc.)
c)	Its Inventory is located at: the responsive information to disclosure (b) above is incorporated by reference as a disclosure herein.
d)	Its Records are located at:
1. 373 Inverness Parkway, Suite 206, Englewood, CO 80112 (Aytu Biopharma, Inc.; Innovus Pharmaceuticals, Inc.; Aytu Therapeutics, LLC)
2. 3531 S. Logan Street, Unit D- 225, Englewood, CO 80013 (Semprae Laboratories, Inc.)
3. 2940 N. Hwy, 360, Suites 100, 200 and 400, Grand Prairie, TX 75050 (Neos Therapeutics, Inc.; Neos Therapeutics, LP; Neos Therapeutics Commercial, LLC; Neos Therapeutics Brands, LLC; PharmaFab Texas, LLC)
e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:

5

1. 1205 Westlakes Drive, Suite 240, Berwyn, PA (Aytu Biopharma, Inc., Neos Therapeutics, Inc., and Neos Therapeutics Brands, LLC)
f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names:
1.“Aytu BioScience, Inc.” (Aytu Biopharma, Inc.)
2.“Innovus Pharma” and “Aytu Consumer Health” (Innovus Pharmaceuticals, Inc.)
3.“Neos Therapeutics, Inc.”
4.“Neos Brands, LLC”

g)	Its state corporation identification numbers and U.S. federal tax identification numbers are:

Name	Jurisdiction of Formation or Incorporation	Fed. Employer ID No.	Organizational. ID No.
Aytu Biopharma, Inc.	DE	47-0883144	5759344
Innovus Pharmaceuticals, Inc.	NV	90-0814124	E0525932007-6
Aytu Therapeutics, LLC	DE	84-3455067	7645638
Neos Therapeutics, Inc.	DE	27-0395455	4698824
Semprae Laboratories, Inc.	DE	26-3202616	4569185
Neos Therapeutics, LP	TX	75-2822938	12158510
Novalere, Inc.	DE	46-1692730	5686588
Supplement Hunt, Inc.	NV	83-2908169	E0576012018-0
Delta Prime Savings Club, Inc.	NV	83-2899615	E0576072018-6
Neos Therapeutics Commercial, LLC	DE	37-1793424	5826332
Neos Therapeutics Brands, LLC	DE	35-2542235	5826333
PharmaFab Texas, LLC	TX	75-2822937	0705103722

h)	Including Borrower’s Primary Operating Account identified in Section 6 above, Borrower maintains the following Deposit Accounts and investment accounts:

Section 4(f) of the Perfection Certificate is incorporated herein by reference.

Part 4 - Additional Loan Documents:

Form of Promissory NoteExhibit “A”

6

Form of Borrowing Request Exhibit “B”

Form of Compliance CertificateExhibit “C”

[Remainder of this page intentionally left blank; signature page follows]

7

[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWERS:

Aytu BioPharma, Inc.

By:________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Aytu Therapeutics, LLC

By:________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Innovus Pharmaceuticals, Inc.

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Semprae Laboratories, Inc.

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Novalere, Inc.

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Supplement Hunt, Inc.

By: ________________________

Name: Joshua Disbrow

Title: Chief Executive Officer

Delta Prime Savings Club, Inc.

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

8

Neos Therapeutics, Inc.

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Neos Therapeutics, LP

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Neos Therapeutics Commercial, LLC

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Neos Therapeutics Brands, LLC

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

PharmaFab Texas, LLC

By: ________________________

Name:Joshua Disbrow

Title:Chief Executive Officer

Address for Notices (c/o):373 Inverness Parkway, Suite 206
Englewood, CO 80012

Attn: Mark Oki, CFO

Fax # ___-___-____

Phone # ___-___-____

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AGENT:

AVENUE CAPITAL MANAGEMENT II, L.P.

By: Avenue Capital Management II GenPar, LLC

Its: General Partner

By:

Name: Sonia Gardner

Title:Member

Address for Notices:11 West 42nd Street, 9th Floor

New York, New York 10036

Attn: Todd Greenbarg, Senior Managing Director

Email: tgreenbarg@avenuecapital.com

Phone # 212-878-3523

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By: Avenue Venture Opportunities Partners, LLC

Its:General Partner

By:________________________

Name:Sonia Gardner

Title:Authorized Signatory

Address for Notices:11 West 42nd Street, 9th Floor

New York, New York 10036

Attn: Todd Greenbarg, Senior Managing Director

Email: tgreenbarg@avenuecapital.com

Phone # 212-878-3523

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By: Avenue Venture Opportunities Partners II, LLC

Its:General Partner

By:________________________

Name:Sonia Gardner

Title:Authorized Signatory

Address for Notices:11 West 42nd Street, 9th Floor

New York, New York 10036

Attn: Todd Greenbarg, Senior Managing Director

Email: tgreenbarg@avenuecapital.com

Phone # 212-878-3523

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EXHIBIT “A”

FORM OF PROMISSORY NOTE

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of January 26, 2022, (as amended, restated, supplemented, or otherwise modified from time to time, the "Intercreditor Agreement"), by and between Eclipse Business Capital LLC, as ABL Agent, and Avenue Capital Management II, L.P., as Term Loan Agent, with respect to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.

[Note No. X-XXX]

$____________________January __, 2022

The undersigned (individually and collectively, jointly and severally, “Borrower”) promises to pay to [AVENUE VENTURE OPPORTUNITIES FUND, L.P.][AVENUE VENTURE OPPORTUNITIES FUND II, L.P.], a Delaware limited partnership (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the sum of (i) the greater of (A) the Prime Rate and (B) three and one-quarters percent (3.25%), plus (ii) seven and four-tenths percent (7.40%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein.  In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Loan Agreement (as defined herein)).

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of January __, 2022, among Borrower, Lender, the other lender party thereto and Agent (as the same has been and may be amended, restated or supplemented from time to time, the “Loan Agreement”).  Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.  The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Section 2 of Part 2 of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly.  Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used.  In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

[Signature page to Promissory Note]

1

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes.  The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof.  Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof.  In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

Aytu BioPharma, Inc.

By:________________________

Name:________________________

Its:________________________

Aytu Therapeutics, LLC

By:________________________

Name:________________________

Its:________________________

Innovus Pharmaceuticals, Inc.

By: ________________________

Name:   _________

Title: ________________________

Semprae Laboratories, Inc.

By: ________________________

Name:   _________

Title: ________________________

Novalere, Inc.

By: ________________________

Name:   __________

Title: ________________________

Supplement Hunt, Inc.

By: ________________________

Name:   __________

Title: ________________________

1

Delta Prime Savings Club, Inc.

By: ________________________

Name:   __________

Title: ________________________

Neos Therapeutics, Inc.

By: ________________________

Name:   _________

Title: ________________________

Neos Therapeutics, LP

By: ________________________

Name:   __________

Title: ________________________

Neos Therapeutics Commercial, LLC

By: ________________________

Name:   __________

Title: ________________________

Neos Therapeutics Brands, LLC

By: ________________________

Name:   _________

Title: ________________________

PharmaFab Texas, LLC

By: ________________________

Name:   __________

Title: ________________________

2

EXHIBIT “B”

FORM OF BORROWING REQUEST

January __, 2022

Avenue Venture Opportunities Fund, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Re:Aytu BioPharma, Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, January 26, 2022 (as amended, restated or supplemented from time to time, the “Loan Agreement”; the capitalized terms used herein as defined therein), among Avenue Capital Management II, L.P. (“Agent”), as administrative agent and collateral agent (in such capacity, “Agent”), Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue”), Avenue Venture Opportunities Fund II, L.P. (“Avenue 2” and together with Avenue, collectively, “Lenders”, and each a “Lender”), and Aytu BioPharma, Inc. (“Parent” and, together with each other party executing a signature page to the Loan Agreement as such, individually and collectively, jointly and severally, “Borrower”)

The undersigned is the ____________________ of Parent and hereby requests on behalf of Borrower a Loan under the Loan Agreement, and in that connection certifies as follows:

1.The amount of the proposed Loan is _______________________ Dollars ($_________________).  The Borrowing Date of the proposed Loan is ___________________ (the “Borrowing Date”).

(a)On the Borrowing Date,

(i) Avenue will wire $[_________] less fees and expenses to be deducted on the Borrowing Date of (a) [$___] in respect to the Commitment Fee, of which $  has been paid to Avenue prior to the date hereof, (b) $[_________] in respect to the interest fee, and (c) $[_________] in respect to the legal fees for net proceeds of $[___________], and

(ii) Avenue 2 will wire $[_________] less fees and expenses to be deducted on the Borrowing Date of (a) [$___] in respect to the Commitment Fee, of which [$___] has been paid to Avenue 2 prior to the date hereof, (b) $[_________] in respect to the interest fee, and (c) $[_________] in respect to the legal fees for net proceeds of $[___________], to Parent pursuant to the following wire instructions:

Institution Name:
Address:
ABA No.:
Contact Name:

1

Phone No.:
E-mail:
Account Title:
Account No.:

[(b)On the Borrowing Date, in connection with the payoff, i) Avenue will wire $[__________], and (ii) Avenue 2 will wire $[__________] to [[payoff lender] pursuant to the following wire instructions:

Institution Name:
Address:
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:

[(c)On the Borrowing Date, i) Avenue will wire $[__________], and (ii) Avenue 2 will wire $[__________] to Barnes & Thornburg LLP for fees and expenses pursuant to the following wire instructions:]2

Institution Name:	[INTENTIONALLY OMITTED]
ABA No.:	[INTENTIONALLY OMITTED]
Account Title:	[INTENTIONALLY OMITTED]
Account No.:	[INTENTIONALLY OMITTED]
Reference:	[INTENTIONALLY OMITTED]
Confirm remittance:	[INTENTIONALLY OMITTED]

2.As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of Borrower contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects other than those representations and warranties expressly referring to a specific date which are true and correct in all material respects as of such date, and the conditions precedent described in Sections 4.1 and/or 4.2 of the Loan Agreement and Part 2 of the Supplement, as applicable, have been met.

3.No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

4.Parent’s most recent consolidated financial statements, financial projections or business plan dated ____________, as reviewed by Parent’s Board of Directors, are enclosed herewith in the event such financial statements, financial projections or business plan have not been previously provided to Agent.

Remainder of this page intentionally left blank; signature page follows

2 To be included in the Borrowing Request on the Closing Date.  The executed Borrowing Request must be delivered 2 Business Days prior to the Closing Date.

2

[Signature page to Borrowing Request]

Parent shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

Aytu BioPharma, Inc.,

On behalf of all Borrowers

By:

Name:

Title:*

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE

Avenue Venture Opportunities Fund, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Avenue Venture Opportunities Fund II, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Re:Aytu BioPharma, Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of January 26, 2022 (as the same has been and may be supplemented, amended and modified from time to time, the “Loan Agreement,” the capitalized terms used herein as defined therein), among Avenue Capital Management II, L.P. (“Agent”), as administrative agent and collateral agent (in such capacity, “Agent”), Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue”), Avenue Venture Opportunities Fund II, L.P. (“Avenue 2” and together with Avenue, collectively, “Lenders”, and each a “Lender”), and Aytu BioPharma, Inc. (“Parent” and, together with each other party executing a signature page to the Loan Agreement as such, individually and collectively, jointly and severally, “Borrower”).

The undersigned authorized representative of Parent hereby certifies in such capacity that in accordance with the terms and conditions of the Loan Agreement, (i) no Default or Event of Default has occurred and is continuing, except as noted below, and (ii) Borrower is in compliance for the financial reporting period ending ____________________________ with all required financial reporting under the Loan Agreement, except as noted below.  Attached herewith are the required documents supporting the foregoing certification.  The undersigned authorized representative of Parent further certifies in such capacity that: (a) the accompanying financial statements have been prepared in accordance with Borrower’s past practices applied on a consistent basis, or in such manner as otherwise disclosed in writing to Agent, throughout the periods indicated; and (b) the financial statements fairly present in all material respects the financial condition and operating results of Parent and its Subsidiaries, if any, as of the dates, and for the periods, indicated therein, subject to the absence of footnotes and normal year-end audit adjustments (in the case of interim monthly financial statements), except as explained below.

Please provide the following requested information and

indicate compliance status by circling (or otherwise indicating) Yes/No under “Included/Complies”:

REPORTING REQUIREMENTREQUIREDINCLUDED/COMPLIES

Balance Sheet, Income Statement &Monthly, within 30 daysYES / NO / N/A

Cash Flow Statement

Operating Budgets, 409(A) Valuations &

Updated Capitalization TablesAs modifiedYES / NO / N/A

Annual Financial Statements Annually, within 180 day of fiscal year-endYES / NO / N/A

Board PackagesAs modifiedYES / NO / N/A

Date of most recent Board-approved

budget/plan ________________

1

Any change in budget/plan since version most recently

delivered to AgentYES / NO / N/A

If Yes, please attach

EQUITY & CONVERTIBLE NOTE FINANCINGS

Please provide the following information (if applicable) regarding Parent’s most-recent equity and/or convertible note financing each time this Certificate is delivered to Agent

Date of Last Round Raised: _____________

Has there been any new financing since the last Compliance Certificate submitted?YES / NO

If “YES” please attach a copy of the Capitalization Table

Date Closed: ______________ Series: _________Per Share Price: $_________________

Amount Raised: _______________Post Money Valuation: _____________

Any stock splits since date of last report? YES / NO

If yes, please provide any information on stock splits which would affect valuation:

Any dividends since date of last report? YES / NO

If yes, please provide any information on dividends which would affect valuation:

Any unusual terms? (i.e., Anti-dilution, multiple preference, etc.) YES / NO

If yes, please explain:

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, it maintains only those deposit and investment accounts set forth below; and (ii) to the extent required by Section 6.11 of the Loan Agreement, a control agreement has been executed and delivered to Agent with respect to each such account [Note: If Borrower has established any new account(s) since the date of the last compliance certificate, please so indicate].

Deposit Accounts3

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)	[_______]	[_______]	YES / NO	YES / NO	YES / NO
2.)	________________________	_______________________	YES / NO	YES / NO	YES / NO

3 Company: Please complete with existing accounts.

2

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)	None	______________________	YES / NO	YES / NO	YES / NO
2.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
3.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	_______________________	YES / NO	YES / NO	YES / NO

AGREEMENTS WITH PERSONS IN POSSESSION OF TANGIBLE COLLATERAL

Pursuant to Section 5.9(e) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, tangible Collateral with an aggregate value at each such location in excess of $50,000 is located at the addresses set forth below; and (ii) to the extent required by Section 5.9(e) of the Loan Agreement, a Waiver has been executed and delivered to Agent, or such Waiver has been waived by Agent, [Note: If Borrower has located Collateral at any new location since the date of the last compliance certificate, please so indicate].

	Location of Collateral	Value of Collateral at such Locations	Waiver In place?	Complies?	New Location?
1.)	_______________________	$______________________	YES / NO	YES / NO	YES / NO
2.)	_______________________	$_______________________	YES / NO	YES / NO	YES / NO
3.)	_______________________	$_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	$_______________________	YES / NO	YES / NO	YES / NO

SUBSIDIARIES AND OTHER PERSONS

Pursuant to Section 6.14(a) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, it has directly or indirectly acquired or created, or it intends to directly or indirectly acquire or create, each Subsidiary or other Person described below; and (ii) such Subsidiary or Person has been made a co-borrower under the Loan Agreement or a guarantor of the Obligations [Note: If Borrower has acquired or created any Subsidiary since the date of the last compliance certificate, please so indicate].

	Name:	Jurisdiction of formation or organization:[4]	Co-borrower or guarantor?	Complies?	New Subsidiary or Person?
1.)	_______________________	______________________	YES / NO	YES / NO	YES / NO
2.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
3.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	_______________________	YES / NO	YES / NO	YES / NO

4 Under the “Explanations” heading (see below) please include a description of such Subsidiary’s or Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary if such information has not been previously furnished to Agent.

3

EXPLANATIONS

[Remainder of this page intentionally left blank; signature page follows]

4

[Signature page to Compliance Certificate]

Very truly yours,

Aytu BioPharma, Inc.,

On behalf of all Borrowers

By:

Name:

Title:*

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.